AMENDMENT #2 TO THE CONVERTIBLE PROMISSORY NOTE
ISSUED ON OCTOBER 18, 2017

THIS AMENDMENT #2 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON October 18, 2017 (the "Amendment") is entered into as of February 23, 2018, by and between Lingerie Fighting Championships, Inc., a Nevada corporation (the "Company"), and Auctus Fund, LLC, a Delaware limited liability company (the "Holder") (collectively the "Parties").

BACKGROUND

A. The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on October 18, 2017, in the original principal amount of $53,000.00 (the "Note"); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. All references in the Note to $53,000.00 shall be replaced with $58,636.04, to reflect the addition of $5,636.04 of principal to the Note (the "Additional Tranche"), which the Holder will fund in cash pursuant to the Company's instructions herein on or around the date hereof.

2. The Company hereby directs the Holder to wire the Additional Tranche to Crown Bridge Partners, LLC, for the Company's benefit, pursuant to the wiring instructions on Exhibit A hereto.

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Lingerie Fighting Championships, Inc.	**Auctus Fund, LLC**
By: *Shaun Donnelly*	By: *[signature]*
Name: Shaun Donnelly	Name: Lou Posner
Title: Chief Executive Officer	Title: Managing Director

EXHIBIT A

Bank: Customers Bank

Beneficiary Bank Address: 99 Bridge Street, Phoenixville, PA 19460

Routing Number: 031302971

Beneficiary Account Number: Please call

Beneficiary Account Name: Crown Bridge Partners LLC

Beneficiary Account Address: 117 E 57th Street Apt 34E New York NY 10022